Calculation of Filing Fee Tables
S-8
MBX Biosciences, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2026 Inducement Plan	Other	900,000	$ 54.37	$ 48,933,000.00	0.000087	$ 4,257.17
Total Offering Amounts:						$ 48,933,000.00		$ 4,257.17
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,257.17
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement on Form S-8, or the Registration Statement, shall also cover any additional shares of common stock, par value $0.0001 per share, or the Common Stock, of MBX Biosciences, Inc., or the Company, which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Represents 900,000 additional shares of Common Stock authorized for issuance under the 2026 Inducement Plan, effective as of March 11, 2026. Proposed maximum offering price per share estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $54.37, the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq Global Select Market on November 4, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources